=================================================================

                    SCHEDULE 14A INFORMATION

            PROXY STATEMENT PURSUANT TO SECTION 14(A)
             OF THE SECURITIES EXCHANGE ACT OF 1934
                       (AMENDMENT No.    )
                                      ---

Filed by the Registrant [X] Filed by a Party other than the Registrant [ ] Check the appropriate box: [ ] Preliminary Proxy Statement [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or
    Section 240.14a-12

                     STEEL TECHNOLOGIES INC.
- ----------------------------------------------------------------
        (Name of Registrant as Specified in Its Charter)

- ----------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-
     6(i)(4) and 0-11.
     (1)  Title of each class of securities to which transaction applies:

          ------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          ------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

          ------------------------------------------------------
     (5) Total fee paid:

          ------------------------------------------------------
[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)  Amount Previously Paid:

          ------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ------------------------------------------------------
     (3)  Filing Party:

          ------------------------------------------------------
     (4)  Date Filed:

          ------------------------------------------------------

                             STEEL TECHNOLOGIES INC.



                    Notice of Annual Meeting of Shareholders
                         To Be Held on January 27, 2000



         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of STEEL TECHNOLOGIES INC. (the "Company") will be held at the Louisville Marriott East, 1903 Embassy Square Boulevard (I-64 and Hurstbourne Lane), Louisville, Kentucky, on Thursday, January 27, 2000 at 9:00 A.M. (Eastern Standard Time), for the following purposes:

         (1) To elect one class of three directors for a term expiring in 2002;

         (2) To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending September 30, 2000;

         (3) To approve a proposed amendment to the Company's Restated Articles of Incorporation increasing the number of authorized common shares from 20,000,000 to 50,000,000 shares;

         (4)      To approve the 2000 Stock Option Plan; and

         (5) To transact such other business as may properly come before the meeting or any adjournment thereof.

         Only shareholders of record at the close of business on December 10, 1999 are entitled to notice of and to vote at the Annual Meeting. In the event the Annual Meeting should be adjourned to a date or dates later than May 27, 2000, the Board of Directors will establish a new record date for purposes of determining those shareholders entitled to notice of and to vote at any such adjournments. The transfer books will not be closed.

                                              By Order of the Board of Directors


                                                     JOHN M. BAUMANN, JR.
                                                     Secretary

15415 Shelbyville Road
Louisville, Kentucky 40245
December 17, 1999


--------------------------------------------------------------------------------
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, WHICH DOES NOT REQUIRE ANY POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ARE ABLE TO ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS EXERCISED.
--------------------------------------------------------------------------------

                             STEEL TECHNOLOGIES INC.
                             15415 Shelbyville Road
                           Louisville, Kentucky 40245

                                 PROXY STATEMENT

                  This Proxy  Statement  is  furnished  in  connection  with the solicitation of proxies on behalf of the Board of Directors of Steel Technologies Inc., a Kentucky corporation (the "Company"), to be used at the Annual Meeting of Shareholders of the Company to be held at 9:00 A.M. (Eastern Standard Time), on Thursday, January 27, 2000, at the Louisville Marriott East, 1903 Embassy Square Boulevard (I-64 and Hurstbourne Lane), Louisville, Kentucky, and at any and all adjournments thereof, for the purposes set forth in the accompanying Notice of the meeting.

                  Shares represented by duly executed proxies in the accompanying form received prior to the meeting and not revoked will be voted at the meeting or at any adjournments within 120 days thereof in accordance with the choices specified on the ballot. If no choices are specified, it is the intention of the persons named as proxies in the accompanying form of proxy to vote for the nominees for election as directors, for the ratification of independent accountants for the 2000 fiscal year, for the proposed amendment to the Company's Articles of Incorporation, and for approval of the 2000 Stock Option Plan. Such proxy may be revoked by the person executing it at any time before the authority thereby granted is exercised by giving written notice to the Secretary of the Company, by delivery of a duly executed proxy bearing a later date, or by voting in person at the meeting. Attendance at the meeting will not have the effect of revoking a proxy unless the shareholder so attending so notifies the secretary of the meeting in writing prior to voting of the proxy.

                  The expenses of soliciting proxies for the Annual Meeting, including the cost of preparing, assembling and mailing this proxy statement and the accompanying form of proxy, will be borne by the Company. In addition to the solicitation of proxies by mail, certain officers and regular employees of the Company, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. The Company will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, which shares are beneficially owned by others, to send this proxy material to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in so doing.

                  The presence in person or by proxy of shareholders holding a majority of the outstanding shares of the Company's Common Stock will constitute a quorum for the transaction of all business at the Annual Meeting. A shareholder voting for the election of directors may withhold authority to vote for all nominees for directors or may withhold authority to vote for certain nominees for directors. A shareholder may also abstain from voting on the proposal to ratify the selection of independent accountants for the 2000 fiscal year, amend the Company's Articles of Incorporation, or approve the 2000 Stock Option Plan. Votes withheld from the election of any nominee for director and abstentions from any other proposal will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but will not be counted in the number of votes cast on any matter. If a broker does not receive voting instructions from the beneficial owner of shares on a particular matter and indicates on the proxy that it does not have discretionary authority to vote on that matter, those shares will not be considered as present and will not be entitled to vote with respect to that matter.

                  This proxy statement and the accompanying form of proxy are being mailed to shareholders commencing on or about December 17, 1999.

                                VOTING SECURITIES

                  Only shareholders of record at the close of business on December 10, 1999 are entitled to vote at the Annual Meeting or any adjournments within 120 days thereof. As of December 10, 1999, there were 11,093,001 shares of the Company's Common Stock outstanding and entitled to vote.

                  Each share of Common Stock entitles the holder to one vote on all matters presented at the Annual Meeting, except that cumulative voting applies in the election of directors. Under cumulative voting, the holder of each share of Common Stock has the right to cast as many votes in the aggregate as he owns shares of such stock, multiplied by the number of directors to be elected, and each shareholder may cast the whole number of such votes for one nominee or distribute such votes in any proportion among two or more nominees.

                  The following table sets forth certain information regarding those persons known to management of the Company to own of record or beneficially more than five percent of the outstanding shares of the Company's Common Stock and the ownership of such Common Stock by all directors and officers of the Company as a group:

                                           Amount and Nature      Percent
                                             of Beneficial          of
         Name and Address                 Ownership (1)(2)(3)    Class (1)
         ----------------                 -------------------    ---------

Merwin J. Ray ..........................       1,583,727           14.28 %
         15415 Shelbyville Road
         Louisville, Kentucky 40245 ....

Dimensional Fund Advisors Inc. .........         878,300            7.92 %
         1299 Ocean Avenue, 11th floor
         Santa Monica, California 90401.

D.G.R. Family Limited Partnership ......         848,892            7.65 %
         15415 Shelbyville Road
         Louisville, Kentucky 40245 ....

All directors and officers
         as a group (20 persons) .......       3,186,028           28.72 %


(1) The table reflects share ownership and the percentage of such share ownership as of December 10, 1999.
(2) Except as otherwise indicated, each person or entity shown has sole voting and investment power with respect to the shares of Common Stock owned by him or it.

(3) Information with respect to beneficial ownership has been obtained from the Company's shareholder records and from information provided by shareholders.

(4) Includes 28,844 shares held by Mr. Ray's wife. Also includes 47,500 shares subject to outstanding options under the Company's stock option plans which are either presently exercisable or will become exercisable within 60 days.

(5) Based upon a Schedule 13F filed on September 30, 1999 with the Securities and Exchange Commission by Dimensional Fund Advisors Inc. Includes 878,300 shares held with sole voting power.

(6) Dorothy Geraldine Ray Family Limited Partnership was formed in December 1994 to provide for the transfer of ownership to her children of shares of Steel Technologies common stock previously held in trust for the benefit of Dorothy Geraldine Ray. Merwin J. Ray, as trustee of the Dorothy Geraldine Ray trust, is a limited partner of the Partnership. The general partners of the Partnership are Bradford T. Ray, Stuart N. Ray, Heidi J. Gregg and Leslie A. Carroll. Bradford T. Ray is the Vice Chairman and Chief Executive Officer of the Company, and Stuart N. Ray is Vice President of the Company.

(7) Includes 367,000 shares subject to outstanding options under the Company's stock option plans which are either presently exercisable or will become exercisable within 60 days.

                  See  "Election  of  Directors"   below  for  share   ownership
information with respect to nominees for election as directors and continuing directors.

                          ITEM I. ELECTION OF DIRECTORS

                  The Board of Directors is presently divided into three classes consisting of three directors each. Each class is elected for a three-year term expiring in successive years. The nominees for election as Class I directors are Mr. Ralph McIntyre, Mr. Jimmy Dan Conner and Mr. Andrew Payton. The Directors were most recently elected by the shareholders at the 1997 annual meeting for a three-year term expiring at the 2000 Annual Meeting. If elected, Messrs. McIntyre, Conner and Payton will hold office for a three-year term expiring in 2003 and until their respective successors have been elected and qualified.

                  Shareholders voting at the Annual Meeting may not vote for more than the number of nominees listed in this Proxy Statement. Directors will be elected by a plurality of the total votes cast at the Annual Meeting. That is, the three nominees receiving the greatest number of votes for Class I directors will be deemed elected directors. It is the intention of the persons named as proxies in the accompanying form of proxy (unless authority to vote therefor is specifically withheld) to vote for the election of the three nominees for Class I directors. In the event that any of the nominees becomes unavailable (which is not now anticipated by the Company), the persons named as proxies have discretionary authority to vote for a substitute nominee designated by the present Board of Directors. The Board of Directors has no reason to believe that any of said nominees will be unwilling or unable to serve if elected.

                  The following table contains certain information regarding each of the nominees for election as directors at this year's annual meeting and each continuing director. Each of these individuals has furnished the respective information shown. Except as otherwise indicated, each of the persons listed below has sole voting and investment power with respect to the shares of Common Stock owned by him.


                                                         Shares of Common Stock
                                                          Beneficially Owned as
                                                          of December 10, 1999
                                                       -------------------------
      Name and                              Year First
Principal Occupation                          Became    Number of    Percent
    or Employment                       Age  Director    Shares     of Class
----------------------                  --- ---------  ---------- -------------
Nominees for Directors

Class I
(Term Expiring in 2003)

Ralph W. McIntyre .................     77       1973     337,366      3.04%
    Retired President,
    Warren Tool Corporation

Jimmy Dan Conner ..................     46       1995       6,186        *
    President,
    Old Colony Insurance
    Service, Inc. .................

Andrew J. Payton ..................     41       1997       6,479         *
    Owner and President,
    Professional Search Consultants
    (executive and professional
    recruiting services)


Continuing Directors

Class II
(Term Expiring in 2001)

Michael J. Carroll ................     42       1992     104,010         *
    President and
    Chief Operating Officer

William E. Hellmann ...............     50       1985       3,341         *
    Partner, Stites &
    Harbison, Attorneys

Howard F. Bates, Jr ...............     53       1985      78,353         *
    Vice President -
    Technical Services

                                       4

                                                         Shares of Common Stock
                                                         Beneficially Owned as
                                                          of December 10, 1999
                                                       -------------------------
     Name and                               Year First
Principal Occupation                          Became    Number of   Percent
   or Employment                        Age  Director    Shares    of Class
----------------------                  ---  --------  ---------- -------------

Class III
(Term Expiring in 2002)

Merwin J. Ray......................     70       1971   1,583,727(6)  14.28%
    Chairman of the Board

Bradford T. Ray....................     41       1989     535,856(7)   4.83%
    Vice Chairman and
    Chief Executive Officer

Doug A. Bawel......................     44       1999       8,480        *
    President, Jasper Engine &
    Transmission Exchange

-----------------------
*  Less than 1%

(1) Includes 55,239 shares held by Mr. McIntyre's wife. Also includes 1,553 shares, the receipt of which has been deferred under the nonemployee directors stock plan.

(2) Includes 3,106 shares, the receipt of which has been deferred under the nonemployee directors stock plan.

(3) Includes 15,240 shares held by Mr. Carroll's children. Also includes 46,500 shares subject to outstanding options under the Company's stock option plans which are either presently exercisable or will become exercisable within 60 days.

(4) Includes 1,553 shares, the receipt of which has been deferred under the nonemployee directors stock plan.

(5) Includes 50,500 shares subject to outstanding options under the Company's stock option plans which are either presently exercisable or will become exercisable within 60 days.

(6) Includes 28,844 shares held by Mr. Ray's wife. Also includes 47,500 shares subject to outstanding options under the Company's stock option plans which are either presently exercisable or will become exercisable within 60 days.

(7) Includes 4,985 shares held by Mr. Ray's wife; 23,355 shares held by Mr. Ray's children; 279,109 shares held by D.G.R. Family Limited Partnership and a related family trust, of which Mr. Ray is a general partner and co-trustee, respectively; and 63,500 shares subject to outstanding options under the Company's stock option plans which are either presently exercisable or will become exercisable within 60 days.

Nominees for Directors

                  Mr. Ralph W. McIntyre retired October 1, 1987 as President of Warren Tool Corporation, Warren, Ohio, a manufacturer of hand tools. He had held that position for more than the previous five years.

                  Mr. Jimmy Dan Conner is the current President of Old Colony Insurance Service, Inc., Crestwood, Kentucky. He has held that position since January 1993. From June 1991 to January 1993, Mr. Conner served as an account executive with Old Colony Insurance Service. From May 1989 to June 1991, he was an officer and part owner of Conner, Musselman & Calvert Insurance Agency, Louisville, Kentucky.

                  Mr. Andrew J. Payton is the owner and President of Professional Search Consultants, an executive and professional recruiting and consulting firm located in Louisville, Kentucky. Prior to acquiring Professional Search Consultants in 1995, Mr. Payton served as the Director of Administration for the law firm of Brown, Todd & Heyburn PLLC, Louisville, Kentucky, from October 1993 to January 1996, and Director of Marketing for Brown, Todd & Heyburn PLLC from October 1988 to October 1993.

Continuing Directors

                  Mr. Merwin J. Ray has served as Chairman of the Board of the Company since its incorporation in 1971. He previously held the position of Chief Executive Officer from May 1985 to November 1999 and President from 1971 to May 1985. Mr. Ray is the father of Bradford T. Ray, Vice Chairman and Chief Executive Officer of the Company.

                  Mr. Bradford T. Ray has served as Vice Chairman of the Board and Chief Executive Officer of the Company since November 1999. He previously held the positions of President and Chief Operating Officer from November 1994 to November 1999, Executive Vice President from April 1993 to November 1994, and Vice President-Manufacturing from January 1987 to April 1993.

                  Mr. Doug A. Bawel has served as President of Jasper Engine & Transmission Exchange since 1987. He has over 25 years in the automotive industry and is a well-known lecturer on the subject of the automotive aftermarket.

                  Mr. Micheal J. Carroll has served as President and Chief Operating Officer of the Company since November 1999. He previously held the positions of Executive Vice President from January 1995 to November 1999, Senior Vice President--Sales of the Company from April 1993 to January 1995, and Vice President-Sales from July 1987 to April 1993.

                  Mr. William E. Hellmann is a partner in the law firm of Stites & Harbison, Louisville, Kentucky. Stites & Harbison serves as general counsel to the Company.

                  Mr. Howard F. Bates, Jr. has served as Vice President-Technical Services of the Company since November 1981. From August 1977 to November 1981, he held the position of Manager of Technical Services.

Meetings of the Board

                  The Board of Directors met four times during fiscal 1999. All incumbent directors attended at least 75% of the aggregate number of meetings of the Board and the committees of which they were members.

Committees of the Board

                  The Board of Directors has standing Compensation and Audit Committees. Members of the Compensation Committee are Messrs. McIntyre, Conner, Payton, and Bawel. Members of the Audit Committee are Messrs. Payton, McIntyre, Hellmann, Bawel and Conner. The Board of Directors has no nominating committee, or committee performing a similar function.

                  The Compensation Committee, which met three times in fiscal 1999, considers and recommends to the Board of Directors the compensation of the Company's executive officers. In addition, the Compensation Committee administers the Company's stock option plans, including the granting of stock options under such plans. The Audit Committee, which met two times in fiscal 1999, reviews the scope of the audit and related matters pertaining to the examination of the Company's financial statements and the nature and extent of any non-audit services provided by the Company's independent accountants, and makes recommendations to the Board of Directors regarding the selection of independent accountants for the current fiscal year.

Compensation of Directors

                  Directors who are not officers or employees of the Company receive an annual fee of $20,000 for their services as a director and are reimbursed for travel and other expenses incurred in connection with their attendance at meetings of the Board. All nonemployee directors who, as of the first day of any calendar year, have not attained the age of 60, receive one-half of their annual retainer fee in the form of shares of Steel
Technologies Common Stock. In addition, any nonemployee director may elect to receive all of the remaining portion of his or her annual retainer fee in the form of Common Stock.

Section 16(a) Beneficial Ownership Reporting Compliance

                  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, certain officers and persons who own more than 10% of the outstanding Common Stock of the Company, to file with the Securities and Exchange Commission reports of changes in ownership of the Common Stock of the Company held by such persons. Officers, directors and greater than 10% shareholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, all Section 16(a) filing requirements applicable to all of its officers and directors were complied with during fiscal 1999.

                             EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

                  The following table sets forth cash and certain other compensation for the fiscal years ended September 30, 1999, 1998, and 1997 paid or accrued by the Company, and its subsidiaries, as well as the stock awards granted, to the Company's Chief Executive Officer and its four other most highly compensated executive officers.

                                             Summary Compensation Table

                                                                                Long-Term
                                                                               Compensation
                                                                               ------------
                                              Annual Compensation               Securities
                                              -------------------               Underlying

                                                               Other            Stock Option
     Name and                                                  Annual              Awards            All Other
Principal Position            Year     Salary      Bonus    Compensation         (# shares)        Compensation (3)
------------------            ----     ------      -----    ------------      ----------------    ----------------

Merwin J. Ray                 1999     $268,846   $255,813     (1) (2)             10,000               $7,200
Chairman of the Board of      1998      255,000    122,984     61,000(1)           50,000                7,200
 Directors and Chief          1997      248,269    103,909     72,500(1)                0                6,750
 Executive Officer (5)


Bradford T. Ray               1999      210,385    222,993         (2)             10,000                7,200
 President and Chief          1998      200,000    105,414         (2)             30,000                7,200
 Operating Officer (5)        1997      191,923     89,065         (2)                  0                6,750


Michael J. Carroll            1999      180,385    203,208         (2)             10,000                7,200
Executive Vice                1998      170,000     87,846         (2)             25,000                7,200
President(5)                  1997      163,269     74,221         (2)                  0                6,750

Howard F. Bates, Jr.          1999      135,385    105,210         (2)              5,000                7,200
 Vice President -             1998      125,000     70,276         (2)             10,000                7,200
 Technical Services           1997      123,654     59,377         (2)                  0                6,750


Joseph P. Bellino (4)         1999      156,924     95,086         (2)             10,000                7,200
 Chief Financial Officer      1998      140,192     32,727         (2)             25,000                    0
 and Treasurer


(1) Amount includes approximately $56,000 in 1998 and $50,000 in 1997, for personal use of certain company aircraft. The decrease in 1999 attributable to personal use of the aircraft results from a change to the SIFL method of valuation approved by the Internal Revenue Service.

(2)    Amount does not exceed 10% of salary and bonus.

(3) Amount reported for each individual includes the company contribution to the Company's 401(k) defined contribution plan.

(4)    Mr. Bellino was appointed Chief Financial Officer in October 1997.

(5) In November 1999, the Board of Directors elected Mr. Bradford T. Ray to the positions of Vice Chairman of the Board and Chief Executive Officer and elected Mr. Michael J. Carroll to the positions of President and Chief Operating Officer.

Incentive Stock Options

                  The following table presents information with respect to grants of incentive stock options that were made during the fiscal year ended September 30, 1999 to each of the named executive officers.

                        Option Grants in Last Fiscal Year
                              Individual Grants (1)
                        ---------------------------------

                                Number of                                                           Potential Realizable
                               Securities        % of Total                                          Value at Assumed
                               Underlying         Options                                          Annual Rates of Stock
                                 Options         Granted to          Exercise                        Price Appreciation
                                 Granted        Employees in          Price         Expiration        For Option Term
    Name                        (#shares)        Fiscal Year       ($/share)(2)        Date          5%             10%
    -----                      -----------      ------------       ------------     ----------    -----------------------
Merwin J. Ray                    10,000            12.82%             8.731           1/22/04      $72,400       $114,200
Bradford T. Ray                  10,000            12.82%             7.938           1/22/09       65,790        103,810
Michael J. Carroll               10,000            12.82%             7.938           1/22/09       65,790        103,810
Howard F. Bates, Jr.              5,000             6.41%             7.938           1/22/09       32,895        51,905
Joseph P. Bellino                10,000            12.82%             7.250           10/1/08       71,090        108,680

-----------------


(1)      Options granted in 1999 to each of the named individuals  except Merwin
         J. Ray become exercisable at a rate of 20% per year beginning with the first anniversary of the grant. Options granted to Mr. Ray become exercisable at a rate of 25% per year.

(2) Option grants granted in 1999 to each of the named individuals except Merwin J. Ray were made at 100% of fair market value on the date of grant. Option grants to Mr. Ray were made at 110% of fair market value on the date of grant.

Option Exercises and Holdings

                  The following table presents information with respect to stock options exercised during the last fiscal year by the named executive officers, as well as the status and current value of unexercised incentive stock options held as of September 30, 1999.

                 Aggregated Option Exercises in Last Fiscal Year
                        and Fiscal Year-End Option Values


                                                         Number of Securities
                                                        Underlying Unexercised
                                                              Options at              Value of Unexercised
                         Shares                           September 30, 1999         In-the-Money Options at
                        Acquired                             (# shares)              September 30,1999(2)
                       on Exercise     Value          --------------------------   ---------------------------
Name                   (# shares)     Realized        Exercisable  Unexercisable   Exercisable  Unexercisable
----                   -----------    --------        --------------------------   ---------------------------
Merwin J. Ray.......      None            $0             27,500        52,500         $0               $28,940

Bradford T. Ray......     None             0             52,800        39,700       97,500              42,800

Michael J. Carroll..     15,000        64,995(1)         36,500        36,000       22,800              41,870

Howard F. Bates, Jr..     None             0             45,500        17,000       96,430              20,440

Joseph P. Bellino....     None             0              5,000        30,000        1,750              43,870

----------------------
(1) Pre-tax value based on closing price on exercise date.

(2) Pre-tax value based on the fiscal year-end closing price of $11.625 per share.

Retirement Plan

                  The Company maintains a 401(k) defined contribution retirement plan. The Company's matching contribution to each of the named executive officer's defined contribution plan has been included under the caption "All Other Compensation" in the summary compensation table.

Certain Transactions

                  Bradford T. Ray is a director and a shareholder of The Peregrine Company, formerly The Vega Company ("Peregrine"). Peregrine was organized in 1994 to engage in the business of purchasing and reselling scrap steel products. Steel Technologies is a major supplier to Peregrine. Total amounts paid by Peregrine to Steel Technologies in fiscal 1999 for scrap steel products were approximately $3,829,000. Stuart N. Ray, a director of Peregrine, became the majority shareholder in April 1998. Stuart N. Ray is the brother of Bradford T. Ray and Vice President of the Company. In July 1995, the Board of Directors approved the sale of scrap steel products to Peregrine, in such amounts, for such prices, and upon such terms as the authorized officer of the Company from time to time determines to be in the best interests of the Company. Management reports all transactions with Peregrine to the Audit Committee of the Board of Directors as frequently as requested by the Committee, but at least annually.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

                  The Compensation Committee (the "Committee") of the Board of Directors is responsible for administering the Company's executive compensation program. The Committee presently consists of Ralph W. McIntyre, Chairman, Jimmy Dan Conner, Andrew J. Payton, and Doug A. Bawel, all of whom are outside Directors. Mr. Bawel was appointed to the Committee in January of 1999 and did not participate in the discussion regarding compensation of executive officers for 1999. The Committee meets at least annually to review the compensation program for the executive officers of the Company. All decisions by the Committee relating to the compensation of the Company's executive officers are reviewed by the full Board of Directors except where required to be made solely by the Committee. No member of the Committee is eligible to participate in any of the compensation plans or programs it administers.

Compensation Policy

                  The compensation policy of the Committee is based upon several goals. They are as follows:

                  . To encourage the achievement of strong financial and operational performance of the Company;

                  . To align compensation with the Company's annual and long-term business strategies and objectives; and

                  .        To  attract,   retain,   and  motivate  top  quality
                           executives.

Executive Compensation Program

                  The Committee believes that a meaningful portion of the compensation paid to executive officers should relate to both the short-term and long-term profitability of the Company. Therefore, the executive officers' compensation program is composed of base salary, bonus, and long-term incentive compensation. The Committee believes that this combination reflects the Committee's policy that the executive officers' compensation should be related to profitability.

                  Base Salary and Bonus. The Committee's practices in determining base salaries for the executive officers are largely subjective and not subject to specific measurement criteria. The Committee reviews information regarding historical compensation for each executive officer on an individual basis as well as the relationship of the individual's compensation to the overall compensation of all executive officers of the Company. Additionally, the Committee considers the relationship of the executive officer's compensation to the compensation of other executive officers in the intermediate steel processing industry. This group includes the peer group used for stock performance comparisons under the caption "Performance Graph" appearing elsewhere in this Proxy Statement. The Committee also solicits recommendations from the Chairman of the Board for annual compensation of the executive officers. No specific weighting is given to any of the foregoing factors in evaluating annual compensation for the executive officers.

                  A significant amount of the executive's compensation is tied to the Company's profitability and is the largest variable in determining annual compensation. The Company's executive officers, along with a substantial number of Company employees, participate in the Company's cash bonus plan (the "Bonus Plan"). In 1999, the Committee and the Board of Directors approved revisions to the Bonus Plan to provide that the Company's officers and certain other key employees would participate in an amount equal to approximately 6 1/2% of the Company's adjusted net income. This adjustment was intended to reflect the removal of a number of employees of the Company from the Bonus Plan so that the result would be that officers' participation in the Bonus Plan should be substantially the same as before the removal of the other employees. Each executive officer's participating percentage in the bonus program can be adjusted, up or down, based upon performance as determined by the Committee after consultation with the Chairman of the Board. Bonuses paid can account for as much as 66.7% of a participant's total annual compensation.

                  The Committee believes that the bonus portion of the executive compensation program is effective in motivating the executive officers of the Company to use their leadership to improve the profitability of the Company. The Committee also believes that an adequate base salary is necessary to retain effective executive officers and encourage management to make decisions in the short and long-term best interest of the Company.

                  Long-Term Incentives. The Committee believes that, in addition to the Cash Bonus plan, which should motivate the executive officers to improve current profitability, it is appropriate for the Company to provide long-term incentives to motivate the executive officers to improve long-term profitability as well.

                  The executive officers of the Company still have outstanding options under the initial Incentive Stock Option Plan, which expired in 1995. The Company currently administers stock options under the Steel Technologies Inc. 1995 Stock Option Plan (the "1995 Plan"). The purpose of the 1995 Plan is to further the interests of the Company by encouraging key employees, including the executive officers, to remain as employees and by providing the employees with additional incentives for performance and efficiency. The Committee believes the 1995 Plan will give the Committee additional flexibility to provide incentives to the executive officers to improve the performance of the Company consistent with the long-term best interests of the shareholders. The 1995 Plan includes both qualified incentive stock options and non-qualified stock options. The Committee believes that the 1995 Plan provides the Company with flexibility sufficient to meet the goals of the executive compensation program as it aligns the interest of the executive officers with the interest of the shareholders by providing value to the executive officers directly tied to the value of the Company's stock.

                  The Committee issued 45,000 options to the Company's executive officers in fiscal 1999, which included 10,000 options to an executive officer previously authorized. Factors considered by the Committee in granting new stock options to the executive officers include the position held by each individual in the Company, the individual's performance and the timing and amount of previous grants.

Compensation of the Chief Executive Officer

                  Consistent with the Committee's general philosophy for compensation, Merwin J. Ray is compensated through base salary, bonus and incentive compensation. As with other executive officers, the profitability of the Company is the primary variable in the compensation paid to Mr. Ray. In evaluating annual compensation for Mr. Ray, the Committee examines the operating performance of the Company for prior years, as well as the projections and expectations for the current year and considers the reported compensation of companies included in its peer group.

                  Under Mr. Ray's direction, the Company has continued to make substantial capital expenditures in new and improved equipment and facilities, as well as investments in acquisitions, subsidiaries and joint ventures, all with the effect of diversifying the Company's products and services. This aggressive commitment to capital expansion enables the Company to increase the products and services offered to the marketplace and expand its capabilities to meet its customers' increasing needs, all of which are expected to add to shareholder value. The Committee believes that Mr. Ray's performance and direction has been critical to the success of the Company. In determining Mr. Ray's base salary and bonus percentage for 1999, the Committee noted these factors as well as the Company's operational and financial results for fiscal 1998 in relation to fiscal 1997, including an 11% increase in revenues and a 15% increase in net income. The Committee also reviewed the compensation of the chief executive officers of the Company's peer group and recommended that Mr. Ray's base salary be increased for 1999.

                  The Committee believes the variable components of Mr. Ray's compensation provide performance-related compensation adequate to motivate Mr. Ray to use his leadership to improve the Company's profitability. A substantial portion of Mr. Ray's annual compensation corresponds directly to the financial performance of the Company through his participation in the Bonus Plan. Mr. Ray also benefits from the appreciation in value of the Company's stock through the Company's stock option plans. The Committee takes note of the fact that Mr. Ray owns a significant number of shares of the Company's stock, and believes that his ownership interest creates an additional incentive for Mr. Ray to provide the leadership necessary to improve the long-term profitability of the Company.

Section 162(m) of the Internal Revenue Code

                  Section 162(m) of the Internal Revenue Code, added as part of the Omnibus Budget Reconciliation Act of 1993, imposes a limitation on deductions that can be taken by a publicly held corporation for compensation paid to certain of its executives. Under Section 162(m), a deduction is denied for compensation paid in a tax year beginning on or after January 1, 1994, to a corporation's chief executive officer or any of its other four most highly compensated officers to the extent that such compensation exceeds $1 million. Certain performance-based compensation, however, is specifically exempt from the deduction limit.

                  The Committee has carefully considered the effect of Section 162(m) on the Company's existing compensation program. For the foreseeable future, the Committee anticipates that compensation received by its covered executives will be well within the limits on deductibility. The Committee has been advised that, based on regulations issued by the Internal Revenue Service, outstanding stock options granted under the Company's Prior Plan and the 1995 Plan will be unaffected by Section 162(m).

                  The Committee is aware that compensation attributable to certain stock options which may be granted in the future under the 1995 Plan may not qualify for the exemption made for performance-based compensation. For the present time, the Committee believes that the 1995 Plan provides a valuable opportunity for compensating the Company's key executives whether or not a portion of any compensation which might be derived thereunder is non-deductible. The Committee will continue to assess the practical impact of Section 162(m) on the Company's executive compensation program and determine what additional action, if any, is appropriate. For the foreseeable future, the Committee does not expect Section 162(m) to have any practical effect on the Company's compensation program.


                                            COMPENSATION COMMITTEE


                                            Ralph W. McIntyre, Chairman
                                            Jimmy Dan Conner
                                            Andrew J. Payton
                                            Doug A. Bawel

                                PERFORMANCE GRAPH

                  The following performance graph compares the performance of the Company's Common Stock to the Russell 2000 Index and to a peer group for the Company's last five fiscal years. Since there is no nationally recognized industry index consisting of intermediate steel processors or specialty metal distributors to be used as a peer group index, the Company constructed its own peer group. This peer group is comprised of seven companies which represent the other public companies in the industry -- Worthington Industries, Inc., A.M. Castle and Co., Huntco Inc., Shiloh Industries, Inc., Gibraltar Steel Corporation, Olympic Steel, Inc. and Cold Metal Products, Inc. The returns of each member of the peer group are weighted according to each member's stock market capitalization as of the beginning of the period measured. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at September 30, 1994 and that all dividends were reinvested.

                ITEM II. RATIFICATION OF INDEPENDENT ACCOUNTANTS

                  The Company's Annual Report to Shareholders for the fiscal year ended September 30, 1999, including financial statements and the report of PricewaterhouseCoopers LLP thereon, is being mailed with this Proxy Statement to each of the Company's shareholders of record at the close of business on December 10, 1999. The Board of Directors, upon recommendation of the Audit Committee, has selected PricewaterhouseCoopers LLP as independent accountants of the Company's accounts for the fiscal year ending September 30, 2000. PricewaterhouseCoopers LLP has audited the accounts of Steel Technologies (formerly Southern Strip Steel, Inc.) and its subsidiaries since 1973. This selection will be presented to shareholders for ratification at the Annual Meeting. If the shareholders fail to ratify this selection, the matter of the selection of independent accountants will be reconsidered by the Board of Directors. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                  The selection of PricewaterhouseCoopers LLP will be deemed ratified if the votes cast in favor of the proposal exceed the votes cast against the proposal. Abstentions and broker non-votes will not be counted as votes cast either for or against the proposal.

                  The Board of Directors recommends that shareholders vote FOR ratification.

              ITEM III. AMENDMENT OF THE ARTICLES OF INCORPORATION

                  The Board of Directors has recommended that Article IV of the Company's Restated Articles of Incorporation be amended to increase the number of authorized shares of Common Stock from 20,000,000 to 50,000,000 shares, subject to approval by shareholders at the Annual Meeting. The additional authorized shares will be available for stock dividends, splits, options and other general corporate purposes. When required for such purposes, such shares will be issued on such terms as the Board of Directors determines to be in the best interests of the Company without further action by the shareholders, unless such action is then required by applicable law or the rules of any stock exchange on which the Company's securities may be listed. Holders of Common Stock have no preemptive rights to subscribe to any shares of stock in the Company.

                  The proposed increase in the authorized number of shares of Common Stock could be construed as having an anti-takeover effect, although the amendment to increase the authorized Common Stock was not proposed for that purpose. Under certain circumstances, such shares could be used to create impediments to or to frustrate persons seeking to affect a takeover or otherwise gain control of the Company. Such shares could, for example, be privately placed with purchasers who might side with the Board of Directors in opposing a hostile takeover bid. Alternatively, such shares could be used in connections with a shareholder rights plan. The Company has no such plan, however, nor any present intention of adopting one.

                  Also, the amendment to increase the authorized numbers of shares of Common Stock might be considered as having the effect of discouraging an attempt by another person or entity, through the acquisition of a substantial number of shares of the Company's Common Stock, to acquire control of the Company with a view toward imposing a merger, sale of all or any part of the Company's assets or a similar transaction since the issuance of new shares could be used to dilute the stock ownership of any such person or entity. As indicated above, the Board of Directors does not have any present intent to issue any shares of Common Stock primarily for anti-takeover purposes.

                  The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required for approval of the proposed amendment. All directors and officers of the Company are expected to vote in favor of the proposal.

                  The Board of Directors recommends that shareholders vote FOR approval of the amendment.

                 ITEM IV. APPROVAL OF THE 2000 STOCK OPTION PLAN

                  The Company's existing 1995 Stock Option Plan was approved by the Shareholders at the January 26, 1995 Annual Shareholders Meeting. The principal purposes of the existing plan are to provide eligible employees with additional incentives for unusual industry and efficiency, and to assist the Company in attracting and retaining key employees.

                  The Board of Directors has approved, subject to shareholder approval at the Annual Meeting, the Steel Technologies Inc. 2000 Stock Option Plan (the "Plan").

                  The following summary of the 2000 Plan is subject to, and qualified in its entirety by, the full text of the 2000 Plan, which is set forth in Exhibit A attached to this Proxy Statement.

General

                  The 2000 Plan authorizes the grant of stock options, as described below, for up to 500,000 shares of Steel Technologies Common Stock, which shares may be authorized and unissued shares, or issued shares reacquired by the Company or a combination thereof. All grants under the 2000 Plan will be made in consideration of services rendered or to be rendered by officers and key employees ("employees") of the Company, its subsidiaries and entities ("related entities") in which the Company has a substantial equity interest, to encourage them to achieve the Company's profit, growth and performance objectives through Common Stock ownership.

                  The 2000 Plan provides for the grant of stock options to employees from and after the date the 2000 Plan is approved by the shareholders. No options may be granted under the 2000 Plan after November 12, 2009. The Compensation Committee (a committee of directors none of whom are employees of the Company) determines the persons to receive options under the 2000 Plan and the number of shares to be subject to each option.

                  Shares of stock which are attributable to options which expire or are otherwise terminated, cancelled or surrendered without being exercised will be available for issuance in connection with future grants under the 2000 Plan.

                  The number of shares for which stock options may be granted to any single employee will not be limited by the 2000 Plan, except as may be required with respect to "incentive stock options" within the meaning of the Internal Revenue Code of 1986. The total number of persons who may receive grants under the 2000 Plan is limited to employees who are responsible for or contribute to the management, growth or profitability of the business of the Company, its subsidiaries and its related entities. The participants under the 2000 Plan will be selected, from time to time, by the Compensation Committee. It is not possible at this time to determine who will be selected to receive option grants, but it is expected that each such determination will be made on the basis of an individual's present and potential contributions to the Company. Through fiscal 1999, 19 individuals have received stock option grants under the existing 1995 Stock Option Plan. The 2000 Plan provides for adjustments to reflect any future stock dividends or other relevant capitalization changes.

Stock Options

                  The stock options to be granted under the 2000 Plan may be either incentive stock options or nonqualified stock options. The terms of any nonqualified stock option, including without limitation the exercise price and period of exercise will be determined by the Compensation Committee in its sole discretion at the time of grant. Incentive stock options will be exercisable within ten years after the date of the grant. No incentive stock option can be granted at an exercise price of less than 100% of fair market value on the date the stock option is granted. The option price of an option may be paid in case or, as determined by the Compensation Committee, in shares of Common Stock (valued at fair market value on the date of payment). Options will be exercisable on terms to be determined by the Compensation Committee at the time of grant. No option, however, will be exercisable until the expiration of at least one-year from the date of grant. In the case of incentive stock options, the aggregate fair market value (determined as of the date the stock option is granted) of the stock granted to any option holder (under all plans of the Company or any subsidiary) which may become exercisable for the first time in any calendar year may not exceed $100,000, or such other limit as may be imposed under the Internal Revenue Code of 1986. As determined by the Compensation Committee at or after the time of grant, upon exercise of such stock option, the exercise price and any withholding tax required by law may be paid in cash, in shares of Common Stock (valued at fair market value on the date of exercise) including, with respect to withholding tax, by the withholding of shares otherwise issuable upon exercise, or by a combination of cash and shares of Common Stock.

                  Stock options granted under the 2000 Plan are not transferable except by will or the laws of descent and distribution and may be exercised only by the option holder during his or her lifetime. If the employment of an option holder terminates by reason of retirement, the option will expire in three months after the date of termination (or such shorter or longer period as the Compensation Committee determines). In the case of permanent total disability, the option is exercisable for one year (or such shorter period as the Compensation Committee determines) after such a termination of employment, but not beyond the term of the option, to the same extend it could be exercised if the optionee had continued to be employed (or to such greater or lesser extent as the Compensation Committee may determine). If the employment of an option holder is terminated under mutually agreeable circumstances, the Compensation Committee, in its discretion, may grant to the option holder a period of time from the date of termination, but not beyond the term of the option, to exercise the option to the same extent the optionee could if he or she had continued to be employed (or to such greater or lesser extent as the Compensation Committee may determine). If an option holder dies while still employed, the legal representative of the option holder may exercise the option within one year (or such shorter period as the compensation Committee may determine) of the date of the holder's death, but not beyond the term of the option, to the same extend the optionee could if he or she had continued to be employed (or to such greater or lesser extent as the Compensation Committee may determine). If an option holder's employment is terminated in connection with the acceptance of employment, at the Company's request, with a related entity, the Compensation Committee, in its discretion, may permit the option holder after such termination to exercise an option through the stated term thereof (or such shorter period as the Compensation Committee may determine), provided the option holder maintains his or her employment with such related entity through the date of exercise.

Change in control

                  In the event of a Change in Control of the Company, (i) options not previously exercisable and vested will become fully exercisable and vested, and (ii) any participant terminated by the Company or any subsidiary within the two years immediately following a Change in Control for any reason will be permitted to exercise any option for a period of three months after such termination or until the stated term thereof, whichever is shorter.

Termination and Amendment

                  The Board of Directors may amend, suspend or terminate the 2000 Plan at any time without restriction. The Compensation Committee may amend or alter the terms of any option or any agreement relating thereto at any time, but no such action may affect or in any way impair the rights of an option holder under any option previously granted without such holder's consent. No amendment may, without shareholder approval (to the extend required), increase the total number of shares which may be issued under the 2000 Plan (other than in the case of adjustments to reflect future stock dividends or other relevant capitalization changes), change the class of employees eligible to participate in the 2000 Plan, extend the maximum period during which options may be exercised or extend the period during which options may be granted, or materially increase the benefits accruing to participants in the 2000 Plan.

Certain Federal Tax Income Tax Consequences

                  The following is a brief summary of the principal federal income tax consequences of transactions under the 2000 Plan based on current federal income tax laws. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences. Accordingly, a participant should consult a tax advisor with respect to the tax aspects of the 2000 Plan.

                  Nonqualified Stock Options. In general, (i) an optionee will not be subject to tax at the time a nonqualified stock option is granted, and
(ii) an optionee will include in ordinary income in the taxable year in which he or she exercises a nonqualified stock option an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise. Upon disposition of the Common Stock acquired upon exercise, appreciation or depreciation after the date ordinary income is recognized will be treated as capital gain (or loss). The Company generally will be entitled to a deduction in an amount equal to a recipient's ordinary income in the Company's taxable year in which the optionee includes such amount in income or, under certain circumstances, a later taxable year.

                  Incentive Stock Options. No taxable income will be realized by an option holder upon the grant or exercise of an incentive stock option. If shares are issued to an option holder pursuant to the exercise of an incentive stock option granted under the 2000 Plan and if no disqualifying disposition of such shares is made by such option holder within two years after the date of grant or within one year after the receipt of such shares by such option holder, then (i) upon a sale of such shares, any amount realized in excess of the exercise price of the incentive stock option will be taxed to such option holder as a long-term capital gain and any loss sustained will be a long-term capital loss ad (ii) no deduction will be allowed to the Company. However, if shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, generally (i) the option holder will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the exercise price thereof, and (ii) the Company will be entitled to deduct such amount. Any additional gain or loss recognized by the option holder will be taxed as a short-term or long-term capital gain or loss, as the case may be, and will not result in any deduction by the Company. If an incentive stock option is exercised at a time when it no longer qualifies as an incentive stock option, the stock option will be treated as a nonqualified stock option.

Vote Required

                  Approval of the 2000 Plan requires the affirmative vote of the holders of a majority of the total votes of the Company's Common Stock cast on the proposal, in person or by proxy, at the Annual Meeting. Abstentions and broker non-votes will not be counted as votes cast either for or against the proposal.

                  The Board of Directors recommends that shareholders vote FOR approval of the 2000 Plan.

                              SHAREHOLDER PROPOSALS

                  Proposals of shareholders intended to be presented at the next annual meeting of shareholders must be received by the Company at its principal executive offices in Louisville, Kentucky on or before August 19, 2000 for inclusion in the Company's proxy statement and form of proxy relating to that meeting and must comply with the applicable requirements of the federal securities laws.

                  The Company's Bylaws impose certain advance notice requirements on a shareholder nominating a director or submitting a proposal to a meeting of shareholders. Such notice must be submitted to the Secretary of the Company no earlier than 90, nor later than 60 days, before an annual meeting, and must contain the information prescribed by the Bylaws, copies of which are available from the Secretary. These requirements apply even if the shareholder does not desire to have his or her nomination or proposal included in the Company's proxy statement.

                                  OTHER MATTERS

                  The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than that described above. However, if any such other business should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies in respect of any such business in accordance with their best judgment.

                                              By Order of the Board of Directors


                                              John M. Baumann, Jr.
                                              Secretary
Louisville, Kentucky
December 17, 1999

                                    EXHIBIT A

                             STEEL TECHNOLOGIES INC.
                             2000 STOCK OPTION PLAN


          1. Purpose. The name of this plan is the Steel Technologies Inc. 2000 Stock Option Plan (the "Plan"). The purpose of the Plan is to further the best interests of Steel Technologies Inc. (the "Company") by encouraging its key employees and key employees of its Subsidiaries (as hereinafter defined) and Related Entities (as hereinafter defined) to remain as employees and by providing them with additional incentive for unusual industry and efficiency by offering them an opportunity to acquire a proprietary stake in the Company and its future growth through compensation that is determined by reference to the increase in value of the Company's stock.

         2.       Definitions.

                  As used in this Plan, the following terms shall have the meanings set forth below:

                  (a) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

                  (b) "Committee" shall mean the Compensation Committee of the Board of Directors of the Company, or any other committee the Board of Directors may subsequently appoint to administer the Plan. The Committee shall be composed of not less than three directors, each of whom is a Non-Employee Director.

                  (c) "Disabled" or "Disability" shall have the meaning assigned thereto in section 22(e)(3) of the Code.

                  (d) "Eligible Employee" shall mean an employee of the Company or any Subsidiary or Related Entity as described in Section 5 hereof.

                  (e) "Fair Market Value" shall mean, as of any given date, with respect to any stock options granted hereunder, the mean of the high and low trading price of the stock on such date as reported on the National Association of Securities Dealers Automated Quotation System or, if the stock is admitted to trade on a national securities exchange, on such exchange; provided, however, that if any such quotation system or exchange is closed on any day on which Fair Market Value is to be determined, Fair Market Value shall be determined as of the first day immediately preceding such day on which such exchange or quotation system was open for trading.

                  (f) "Incentive Stock Option" shall mean any stock option intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

                  (g) "Non-Employee Director" shall have the meaning assigned thereto in Rule 16b-3 of the Securities Exchange Act of 1934, as amended.

                  (h) "Nonqualified Stock Option" means any stock option granted under the Plan that is not designated as an Incentive Stock Option.

                 (i) "Parent"  shall  have  the  meaning  assigned  thereto  in section 424 of the Code and the regulations  promulgated thereunder.

                  (j) "Participant" shall mean any Eligible Employee selected by the Committee to receive a Stock Option under the Plan.

                  (k) "Related Entity" shall mean any corporation, partnership, joint venture, limited liability company or other entity, domestic or foreign, other than a Subsidiary, in which the Company owns, directly or indirectly, at least a 20% equity interest. A "Related Entity" shall include any entity which becomes a Related Entity after the date of adoption of this Plan.

                  (l) "Stock" shall mean the common stock, no par value, of the Company.

                  (m) "Stock Option" shall mean any option to purchase shares of Stock granted pursuant to Section 6 of the Plan.

                  (n) "Stock Ownership," whenever necessary to determine a person's stock ownership in the Company, its Parent or any Subsidiary, shall include stock actually owned and stock indirectly owned by application of the rules of attribution contained in section 424(d) of the Code.

                  (o)  "Subsidiary"  shall have the meaning  assigned thereto in section 424 of the Code and the regulations promulgated thereunder. A "Subsidiary" shall include any entity which becomes a Subsidiary after the date of adoption of this Plan.

         3. Administration of the Plan. The Plan shall be administered by the Committee.

                  The Company, by action of the Committee, and subject to other provisions and limitations of this Plan, may from time to time grant Stock Options to such Eligible Employees as the Committee may in its sole discretion determine, for such number of shares of the Company's Stock and on such terms and conditions as the Committee may determine in its sole discretion.

                  The Committee may make, publish, amend, and rescind such rules and practices as it may in its sole discretion deem necessary or helpful to the administration of the Plan and the issuance and exercise of Stock Options pursuant to the Plan.

                  All decisions made by the Committee pursuant to the provisions of the Plan and as to the terms and conditions of any Stock Option (and any agreements relating thereto) shall be final and binding on all persons, including the Company and the Participants.

         4. Option Shares. The aggregate maximum number of shares of Stock reserved and available for issuance under this Plan shall be five hundred thousand (500,000). However, the number of shares that may be issued under this Plan may be increased by action of the Board of Directors of the Company (the "Board") but only when such increase is merely to prevent the enlargement or dilution of rights that would occur were the adjustment not made, such as in the case of a change in capitalization of the Company by way of a stock dividend or stock split. Any shares of Stock subject to an option granted under this Plan that terminates, is cancelled, or expires unexercised for any reason may again be available for option grants.

         5. Employees Eligible to Participate in the Plan. All salaried employees of the Company, its Parent, if any, its Subsidiaries and its Related Entities shall be eligible to receive Stock Options pursuant to this Plan. (Such employees shall hereinafter be referred to as "Eligible Employees.") The Participants under the Plan shall be selected, from time to time, by the Committee, in its sole discretion, from among those Eligible Employees.

         6.       Stock Options.

                  (a) Form. The Stock Options granted pursuant to this Plan shall be in such form as the Committee may from time to time approve. Each grant of a Stock Option pursuant to this Plan shall be made in writing upon such terms and conditions as may be determined by the Committee at the time of grant, subject to the terms, conditions, and limitations set forth in this Plan. The grant of an option shall be evidenced by written notice executed by the Secretary of the Company.

                  (b) Nature of Options. The Committee shall have the authority to grant any Participant either Incentive Stock Options or Nonqualified Stock Options, or both. Whether an option is to be an Incentive Stock Option or a Nonqualified Stock Option shall be determined by the Committee in its sole discretion. Each option that the Committee intends to constitute an Incentive Stock Option shall be specifically designated as such and each option that is not intended to constitute an Incentive Stock Option shall specifically state, "This option is not an incentive stock option." If any option is issued without a specific designation, it shall be deemed to constitute a Nonqualified Stock Option. The Committee may, however, specifically provide that a Stock Option shall constitute an Incentive Stock Option to the extent of its exercise as to any particular number of shares and a Nonqualified Stock Option to the extent of the remainder of the shares, provided the Committee specifically provides that the Stock Option shall be deemed an Incentive Stock Option to the extent of the first shares exercised up to the number of shares as to which the option is intended to constitute an Incentive Stock Option, and that the option shall be considered a Nonqualified Stock Option as to the remainder of the shares as to which it is exercised.

                  (c) Exercise Price. The Stock Options granted pursuant to this Plan shall provide a specified price at which the shares subject to the option may be purchased (hereinafter called the "Exercise Price"). If any Stock Option issued pursuant to this Plan is designated as an Incentive Stock Option, the Exercise Price for each share of Stock subject to the Incentive Stock Option shall, except as hereinafter provided, be an amount at least equal to the Fair Market Value of one share of Stock of the Company as of the date of grant of the Incentive Stock Option. Notwithstanding the above, in the event that on the date of grant of the Incentive Stock Option, an Eligible Employee owns stock (taking into account all classes of stock which are then outstanding) in the Company which possesses more than 10% of the total combined voting power of all classes of stock of the Company or owns stock of a Parent or a Subsidiary of the Company which possesses more than 10% of the total combined voting power of all classes of stock of the Company's Parent or its Subsidiary, the Exercise Price for each share of Stock subject to the Incentive Stock Option (to the extent required by the Code at the time of grant) shall be an amount equal to at least 110% of the Fair Market Value of one share of Stock of the Company as determined as of the date of grant of the Incentive Stock Option. (For purposes of this paragraph, the rules of attribution contained in section 424(d) of the Code (relating to the attribution of Stock Ownership) shall be applied to determine Stock Ownership.)

                  (d) Exercise Period. Each Stock Option by its terms shall provide the period during which it is exercisable, provided, however, no Stock Option shall be exercisable until the expiration of at least one year from the date the Stock Option is granted. Each Stock Option granted under this Plan Shall provide an expiration date which date shall be set by the committee but in no event shall the expiration date of any Stock Option that is designated an Incentive Stock Option be a date later than ten years from the date of grant of the Incentive Stock Option or, if the grantee of the Incentive Stock Option, at the time of grant, owns stock (taking into account all classes of stock then outstanding) possessing more than 10% of the total combined voting power of all classes of stock of the Company, its Parent, or any Subsidiary, the expiration date of each such Incentive Stock Option (to the extent required by the Code at the time of grant) shall not be more than five years from the date of grant. (For purposes of this paragraph, the rules of attribution contained in section 424(d) of the Code

(relating to the attribution of Stock Ownership) shall be applied to determine Stock Ownership.) Each Incentive Stock Option issued under this Plan shall provide for expiration within three months after the termination of the Eligible Employee's employment with the Company due to retirement. Each Incentive Stock Option issued pursuant to this Plan may provide that it shall be exercisable within one year after termination of employment if the employee is Disabled. Further, each Incentive Stock Option issued pursuant to this Plan may provide that in the case of termination of employment by reason of the employee's death, the Incentive Stock Option may be exercised by the employee's estate or other person who receives the option by bequest or the laws of descent and distribution for a period of twelve months after the employee's death. In no event shall the exercise period be extended beyond the time which the employee would have been required to exercise the Incentive Stock Option had he not become disabled or died. The Committee shall, except as specifically restricted herein, in its own discretion, determine the term of Nonqualified Stock Options that are issued pursuant to this Plan and the circumstances in which such Nonqualified Stock Options shall be exercisable beyond the termination, disability or death of the Eligible Employee; provided, that if the Nonqualified Stock Option does not specifically state when it may be exercised after the termination of the grantee's employment, death or disability, the option shall be governed by the provisions stated above for Incentive Stock Options. Except as otherwise provided in this Section 6 or Section 14 of the Plan, or as determined by the Committee in its sole discretion, if a Participant's employment with the Company, any Subsidiary or any Related Entity terminates (including termination for cause, voluntary resignation or other termination under mutually agreeable circumstances), all Stock Options held by the Participant will terminate immediately upon the effective date and time of the Participant's termination of employment.

                  (e) Transferability of Options. Each Stock Option granted under this Plan shall provide that such option shall be exercisable during the grantee's lifetime only by the grantee and that such option shall not be transferable by the grantee other than by will or the laws of descent and distribution. Stock Options granted pursuant to this Plan may, but need not, provide for exercise by the Participant's estate or other person who obtains the right to exercise the option by bequest or pursuant to the laws of descent and distribution.

                  (f) Method of Exercise. Stock Options may be exercised by giving written notice of exercise delivered in person or by mail at the Company's principal executive office, specifying the number of shares of Stock with respect to which the option is being exercised, accompanied by payment in full of the Exercise Price. Each Stock Option shall provide that payment of the Exercise Price may be made in cash or, if the owner of the Stock Option and the Committee agree in advance, in a number of shares of Stock of the Company having an aggregate Fair Market Value (as of the date of exercise of the option) equal to the Exercise Price. Each Stock Option shall provide that the Exercise Price shall be payable upon or before the issuance of the Stock of the Company to be received pursuant to the exercise of the Stock Option.

                  (g) Statement as to Withholding of Federal Income or Other Taxes. Each option granted pursuant to this Plan shall contain a statement to the effect that if the exercise of the option is an event that would give rise to a federal income tax deduction to the Company (or its Parent or any Subsidiary or Related Entity), but only if the Company (or its Parent or a Subsidiary or Related Entity) at the time of exercise or such other required time withholds federal income or other taxes from the Eligible Employee, then the Company shall have the right to withhold from the Eligible Employee, from the sources and in the manner required, such amounts as may be required to entitle the Company, its Parent or a Subsidiary or Related Entity to the deduction.

                  (h) Exercise of Incentive Stock Options. No stock option that is designated an Incentive Stock Option shall be issued pursuant to terms under which the right to exercise the Incentive Stock Option is affected by the exercise of another stock option or the right to exercise another stock option is affected by exercise of the Incentive Stock Option.

                  (i) Annual Limit on Incentive Stock Options. The Committee shall not grant to any Eligible Employee any Incentive Stock Options (or any further Incentive Stock Options) if the grant of the Incentive Stock Option would cause the Employee to own Incentive Stock Options which are first exercisable in any one year as to more than $100,000 in Fair Market Value of Stock of the Company, its Parent and its Subsidiaries as of the date of grant of the Incentive Stock Option.

         7. Termination of Employment. The employment of an Eligible Employee by the Company shall not be deemed to have terminated for purposes of this Plan if the Eligible Employee is transferred to and becomes an employee of a Subsidiary or Parent of the Company or an employee of a Related Entity. Further, the Eligible Employee's employment by the Company shall not be considered terminated if he becomes an employee of another corporation (the "Other Company") which assumes the Stock Options issued pursuant to this Plan or issues its own stock option in substitution of an option issued under this Plan in a transaction to which section 424(a) of the Code applies, provided he becomes an employee of the Other Company, its Subsidiary or its Parent at the time of the transaction. Absence on leave, whether paid or unpaid, approved by the management of the Company shall not constitute the termination of employment for any purpose of this Plan, provided the leave does not exceed ninety (90) days. If the period of leave of absence exceeds ninety (90) days, the leave of absence shall be considered a termination of employment unless the employee's right to return is guaranteed by statute or contract. If the employee's right to return is not so guaranteed, the employee shall be considered to have terminated his employment, for purposes of this Plan, as of the end of the ninetieth (90th) day of such absence.

         8. Requirements of Law. If any law, any regulation of the Securities and Exchange Commission, or any regulation of any other commission or agency having jurisdiction shall require the Company or the exercising optionee to take any action with respect to the shares of Stock to be acquired upon exercise of an option, then the date upon which the Company shall deliver or cause to be delivered the certificate or certificates for the shares of Stock shall be postponed until full compliance has been made with all such requirements of law or regulations. Further, if the Company shall so require at or before the time of the delivery of the shares with respect to which the exercise of an option has been made, the exercising optionee shall deliver to the Company his written statement that he intends to hold the shares so acquired by him on exercise of the option for investment only and not with a view to resale or other distribution thereof to the public. Further, in the event the Company shall have determined that in compliance with the Securities Act of 1933 or other applicable statute or regulation, it is necessary to register any of the shares of Stock with respect to which the exercise of an option has been made, or qualify such shares for exemption from any requirements of the Securities Act of 1933 or other applicable statutes or regulations, then the Company shall take such action at its own expense, but not until such action has been completed shall the option shares be delivered to the exercising optionee Further, in the event at the time of exercise of the option the shares of Stock of the Company shall be listed on any stock exchange, then if required to do so, the Company shall register the option shares with respect to which exercise is so made in accordance with the provisions of the Securities Act of 1933 or any other applicable law or regulations, and the Company shall make prompt application for the listing of option shares on such stock exchange, again at the expense of the Company.

         9. Dilution or Other Agreement. In the event that additional shares of Stock are issued pursuant to a stock split or a stock dividend, the number of shares of Stock then covered by each outstanding option granted hereunder shall be increased proportionately with no increase in the total purchase price of the shares then so covered, and the number of shares of Stock reserved for the purpose of this Plan shall be increased by the same proportion. In the event that the shares of Stock of the Company from time to time issued and outstanding are reduced by a combination of shares, the number of shares of Stock then covered by each outstanding option granted hereunder shall be reduced proportionately with no reduction in the total purchase price of the shares then so covered, and the number of shares of Stock reserved for the purposes of the Plan shall be reduced by the same proportion. In the event that the Company should transfer assets to another corporation and distribute the stock of such other corporation without the surrender of stock of the Company, and if such distribution is not taxable as a dividend and no gain or loss is recognized by reason of Section 355 of the Code, or some similar section, then the total purchase price of the shares covered by each outstanding option shall be reduced by an amount which bears the same ratio to the total purchase price then in effect as the market value of the stock distributed in respect of a share of Stock of the Company, immediately following the distribution, bears to the aggregate of the fair market value at such time of a share of the Stock of the Company and the stock distributed in respect thereof. All such adjustments shall be made by the Committee, whose determination upon the same shall be final and binding upon the optionees. No fractional shares shall be issued, and any fractional shares resulting from the computations pursuant to this Section 11 shall be eliminated from the respective option. No adjustment shall be made for cash dividends or the issuance to stockholders of rights to subscribe for additional stock or other securities.

         10. Amendment or Discontinuance of the Plan. The Committee may amend, suspend, or discontinue this Plan at any time without restriction; provided, however, that the Committee may not alter, amend, or discontinue or revoke or otherwise impair any outstanding option which has been granted pursuant to this Plan and which remains unexercised (except as may be required to make the adjustments referred to in Section 9 above or in the event that there is secured the written consent of the holders of the outstanding options proposed to be so altered or amended), or, without shareholder approval, (i) increase the number of shares which may be issued pursuant to the Plan (except as may be necessary merely to prevent the enlargement or dilution of rights which would occur were the change not made, such as in the case of a stock dividend or stock split),
(ii) extend the period or periods during which options may be granted or exercised, (iii) change the class of Eligible Employees as to whom options may be granted or otherwise materially modify the requirements for eligibility for participation in the Plan, (iv) change the provision with respect to adjustments to be made upon changes in capitalization, (v) change the method as to the selection of the Committee (except as provided below), or (vi) materially increase the benefits accruing to participants in the Plan. (Nothing in this section, however, shall prevent the termination of an option, which may be required, as hereinabove provided by references made to termination of employment of an optionee.) The Committee shall be entitled to amend this Plan by the deletion of the prohibition against the issuance of Incentive Stock Options that would cause an Eligible Employee to own options that are first exercisable in any year as to Stock having a fair market value of greater than $100,000, but only provided the requirement that such a provision be included in incentive stock option plans is deleted by amendment to section 422 of the Code. The Board of Directors of the Company may also terminate or suspend this Plan or vest the administration of the Plan in persons other than the Committee provided one member of any body that is vested with the power to administer this plan shall be a member of the Board of Directors of the Company and all members of such body shall be "Non-Employee Directors." In the event that the authority to administer the Plan is vested in any body other than the Committee, the references herein to the Committee shall be considered to be references to that body.

         11. Company's Right to Terminate Employees Not Impaired. Notwithstanding the provisions of this Plan or the provisions of options granted pursuant to this Plan, the right of the Company (or its Parent or any Subsidiary) to terminate any employee shall not be in any manner affected or impaired by the adoption of this Plan or by the grant of options pursuant to this Plan.

         12. Liquidation of the Company. In the event of the complete liquidation or dissolution of the Company, any options granted pursuant to this Plan remaining unexercised shall be deemed cancelled, without regard to or limitation by any other provisions of this Plan.

         13. Shareholder Approval. This Plan shall be submitted to a meeting of the shareholders of the Company, either at the regular annual meeting thereof or at a special meeting called for the purpose of the consideration of this Plan, and this Plan shall not become effective unless its adoption is approved by the shareholders of the Company within twelve (12) months of its adoption by the Board of Directors of the Company. Upon approval by the shareholders, this Plan shall take effect without further action by the Company, provided such approval is obtained within twelve (12) months of the adoption of this Plan by the Board.

         14. Change in Control. The following acceleration and valuation provisions shall apply in the event of a Change in Control notwithstanding other provisions of the Plan or any provisions of any applicable agreement to the contrary:

                  (a)      In the event of a Change in Control:

                                    (i)  any Stock Option awarded under the Plan
         not  previously exercisable in full shall become fully exercisable; and

                                    (ii) any Participant  holding a Stock Option
         who is terminated by the Company or any Subsidiary for any reason within the two year period immediately following a Change in Control shall be permitted to exercise any Stock Option after such termination of employment at any time (x) within the three month period commencing on the later of the date of termination of his or her employment or the date on which such Stock Option would first be exercisable in accordance with the terms of the Plan had such termination not occurred or (y) until the stated term of such Stock Option, whichever period is shorter.

                  (b) For purposes of the Plan, "Change in Control" shall mean a Change in Control of the Company which shall be deemed to have occurred if:

                                    (i) any  Person  (as defined in this Section
         15) is or becomes the Beneficial Owner (as defined in this Section 15) of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities (unless (A) such Person is the Beneficial Owner of 25% or more of such securities as of January 29, 2000 or (B) the event causing the 25% threshold to be crossed is an acquisition of securities directly from the Company);

                                    (ii)  during any  period of two  consecutive
         years beginning after January 29, 2000, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause
         (i), (iii) or (iv) of this Change in Control definition) whose election or nomination for election was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute a majority of the Board;

                                    (iii)  the   shareholders   of  the  Company
         approve a merger or consolidation of the Company with any other corporation (other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the entity surviving such merger or consolidation), in combination with voting securities of the Company or such surviving entity held by a trustee or other fiduciary pursuant to any employee benefit plan of the Company or such surviving entity or of any Subsidiary of the Company or such surviving entity, at least 75% of the combined voting power of the securities of the Company or such surviving entity outstanding immediately after such merger or consolidation); or

                                    (iv) the shareholders of the Company approve
         a plan of complete liquidation or dissolution of the Company or an agreement for th sale or disposition by the Company of all or substantially all of the Company's assets.

                  (c) For purposes of the definition of Change in Control, "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act as supplemented by Section 13(d)(3) of the Exchange Act; provided, however, that Person shall not include (i) the Company, any Subsidiary or any other Person controlled by the Company, (ii) any trustee or other fiduciary holding securities under any employee benefit plan of the Company or of any Subsidiary, or (iii) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of securities of the Company.

                  (d) For purposes of the definition of Change of Control, a Person shall be deemed the "Beneficial Owner" of any securities which such Person, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" (within the meaning of Rule 13d-3 under the Exchange Act) of, including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that: (i) a Person shall not be deemed the Beneficial Owner of any security as a result of an agreement, arrangement or understanding to vote such security (x) arising solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the Exchange Act and the applicable rules and regulations thereunder or (y) made in connection with, or to otherwise participate in, a proxy or consent solicitation made, or to be made, pursuant to, and in accordance with, the applicable provisions of the Exchange Act and the applicable rules and regulations thereunder; in either case described in clause (x) or clause (y) above, whether or not such agreement, arrangement or understanding is also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); and (ii) a Person engaged in business as an underwriter of securities shall not be deemed to be the Beneficial Owner of any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

         15. Qualification of Options Issued Under this Plan as Incentive Stock Options. It is the intention of the Company that those options that are issued pursuant to this Plan that are designated as Incentive Stock Options shall constitute "incentive stock options" within the meaning of section 422 of the Code. However, in the event that any option granted hereunder does not constitute an "incentive stock option" within the meaning of section 422 of the Code for any reason whatsoever, none of the Company, its shareholders, directors, officers or employees, shall be under any obligation to any person. If the characterization of any option as an "incentive stock option" within the meaning of section 422 of the Code is challenged by the Internal Revenue Service, the Company may, but shall not be required to, pay the reasonable legal and accounting expenses incurred in an attempt to establish the characterization of the options issued under this Plan as "incentive stock options" within the meaning of section 422 of the Code. In all events, however, the Company shall make available to any optionee such factual information which is reasonably necessary to establish the characterization of the options for federal income tax purposes.

                  It is intended that any option granted under this Plan that is not specifically designated as an "incentive stock option" shall not constitute an incentive stock option.

         16. Effective Date of the Plan. The Plan shall be effective on the date it is approved by the shareholders of the Company.

         17. Term of the Plan. Options may be issued pursuant to this Plan from the date of its approval by the shareholders of the Company until the earlier of
(i) its termination by action of the Board or (ii) ten years from the earlier of the date of adoption of this Plan by the Board or its approval by the shareholders of the Company.

PROXY                         STEEL TECHNOLOGIES INC.
           This Proxy is Solicited on behalf of the Board of Directors

         The undersigned hereby appoints Merwin J. Ray and Bradford T. Ray, and each of them, as proxies, with full power of substitution, and authorizes them, and each of them to vote an act with respect to all shares of common stock Steel Technologies Inc. which the undersigned is entitled to vote a the Annual Meeting of Shareholders to be held on Thursday, January 27, 2000 at 9:00 A.M. EST, at the Louisville Marriott East, 1903 Embassy Square Boulevard (I-64 and Hurstbourne Lane), Louisville, Kentucky, an at any and all adjournments within 120 days thereof.

         The Board of Directors recommends a vote FOR each of the following proposals:
         1.       ELECTION OF DIRECTORS

                  [  ] FOR all nominees listed    [   ] WITHHOLD AUTHORITY
                       below (except as marked          to votefor all
                       to the contrary below)           nominees listed below

                  NOMINEES:Ralph W. McInytre, Jimmy Dan Conner, Andrew J .Payton

         (INSTRUCTION: To withhold authority to vote for one or more individual nominees, write such name or names in the space provided below. Unless authority to vote for all the nominees listed above is withheld, the proxy will be deemed to confer authority to vote for every nominee whose name is not entered below.)
--------------------------------------------------------------------------------

         2. PROPOSAL TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2000.
                  [  ]FOR                  [  ]AGAINST              [  ]ABSTAIN

         3. PROPOSAL TO AMEND THE RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 20,000,000 TO 50,000,000.
                  [  ]FOR                  [  ]AGAINST               [  ]ABSTAIN

         4.       PROPOSAL TO APPROVE THE 2000 STOCK OPTION PLAN.
                  [  ]FOR                  [  ]AGAINST               [  ]ABSTAIN

         5. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

             THIS PROXY MUST BE DATED AND SIGNED ON THE REVERSE SIDE

         The proxies shall vote such shares as specified herein. If a choice is not specified, they shall vote for the election of all nominees for directors and in favor of proposals 2, 3 and 4.

                                   Dated:____________________________,__________



                                   ---------------------------------------------
                                    Signature


                                   ---------------------------------------------
                                    Signature

                                   Name (s) should be signed exactly as shown to the left hereof. Title should be added if signing as executor, administrator, trustee, etc.

 PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ACCOMPANYING ENVELOPE.